Exhibit 99.1
Palo Alto Networks and IBM to Jointly Provide AI-powered Security Offerings; IBM to Deliver Security Consulting Services Across Palo Alto Networks Security Platforms

News Summary:
•IBM to platformize internal security solutions with Palo Alto Networks; Palo Alto Networks will be its preferred cybersecurity partner across network, cloud and SOC
•Palo Alto Networks will incorporate watsonx large language models (LLMs) in Cortex XSIAM to deliver additional Precision AI™ solutions
•IBM will bolster its leading security services to drive a significant book of business in cybersecurity and AI security, featuring Palo Alto Networks platforms in its expanded portfolio
•IBM will train more than 1,000 of its security consultants on migration, adoption and deployment of Palo Alto Networks products
•Palo Alto Networks has agreed to acquire IBM’s QRadar Software as a Service (SaaS) assets, and the two companies will partner to offer seamless migration for QRadar customers to Cortex XSIAM
•IBM will accelerate innovation and investment in data security and identity and access management for hybrid cloud and AI; will partner with Palo Alto Networks on security operations, threat management, and DevSecOps

SANTA CLARA, Calif. and ARMONK, New York, May 15, 2024 – Palo Alto Networks (NASDAQ: PANW), the global cybersecurity leader, and IBM (NYSE: IBM), a leading provider of hybrid cloud and AI, today announced a broad-reaching partnership to deliver AI-powered security outcomes for customers. The announcement is a testament to Palo Alto Networks’ and IBM’s commitment to each other’s platforms and innovative capabilities.

The expanding and complex enterprise technology landscape, driven by digital transformation and the rapid growth of AI, presents significant cybersecurity challenges. To address increasingly sophisticated threats and evolving attack surfaces, organizations are prioritizing comprehensive security platforms that are underpinned by AI. Palo Alto Networks and IBM aim to help streamline and transform security operations, stop threats at scale, and accelerate incident remediation for their customers with the complete AI-powered approach that is required. These industry dynamics, paired with today’s partnership announcement, present significant opportunities for both companies.

As part of this expanded partnership, Palo Alto Networks has agreed to acquire IBM’s QRadar SaaS assets, including QRadar intellectual property rights, subject to customary closing conditions. Upon closing, Palo Alto Networks and IBM will facilitate the migration of QRadar SaaS clients to Cortex® XSIAM®, the leading next-generation security operations (SOC) platform, with advanced AI-powered threat protection supported by 3,000 out-of-the-box detectors. On-premise (on-prem) QRadar clients who wish to remain on QRadar on-prem will continue to receive IBM features and support including security, usability and critical bug fixes, as well as updates to existing connectors and the ability to expand consumption. For both QRadar SaaS and on-prem clients who chose to migrate to Cortex XSIAM, the companies, along with their ecosystem of business partners, will closely collaborate to enable a smooth transfer, with IBM and Palo Alto Networks offering no-cost migration services to qualified customers. As part of this agreement, IBM will receive incremental payments from Palo Alto Networks for QRadar on-prem clients who choose to migrate to the Cortex XSIAM platform.

Nikesh Arora, Chairman and CEO, Palo Alto Networks:
“The security industry is at an inflection point where AI will transform businesses and deliver outcomes not seen before. It’s a moment to accelerate growth and innovation. Together with IBM, we will capitalize on this trend, combining our leading security solutions with IBM’s pioneering watsonx AI platform and premier services to drive the future of security platformization with complete, AI-powered, secure-by-design offerings.”

Arvind Krishna, Chairman and CEO, IBM:
“Strategic partnerships like the one we’re announcing today with Palo Alto Networks bring with them significant benefits across the industry. Advanced threat protection and automation, underpinned by Cortex XSIAM and watsonx, and coupled with IBM Consulting, will speed client and partner adoption of next-generation security operations. We’ll deliver these capabilities with Palo Alto Networks, and accelerate our security investments and innovation in areas like data security and identity and access management. These are critical offerings that our clients need when protecting their data, hybrid cloud environments, AI models and applications. We are delighted to be partnering with the Palo Alto Networks team and we are excited about the future of AI-powered cybersecurity innovation.”

Companies to Establish Joint Security Operations Center
IBM Consulting will be a preferred Managed Security Services Provider (MSSP) for current and future Palo Alto Networks customers. In addition, a joint Security Operations Center will feature a managed SOC, and the companies will also establish a joint Cyber Range that will offer immersive experiences for customers to further understand the value of Palo Alto Networks security products. IBM’s experts with global, regional, and local delivery capabilities will use watsonx, IT automation, and threat intelligence to enhance advisory efforts and drive growth and adoption of Palo Alto Networks security platforms.

As IBM’s cybersecurity partner of choice, Palo Alto Networks’ leading cybersecurity solutions will be accessible in IBM’s Consulting Advantage AI services platform, including the building of assets and repeatable methods to support scale. Together, Palo Alto Networks and IBM will accelerate consultant training, enabling more than 1,000 IBM experts to provide optimal migration, deployment, and adoption services across Palo Alto Networks platforms. IBM will also build industry-vertical capabilities on top of Cortex XSIAM, leveraging watsonx. Consistent with IBM partnerships with other major technology companies, IBM anticipates that this alliance will drive a significant security book of business with Palo Alto Networks.

Strengthening Mutual Customer Relationships
IBM intends to expand its deployment of Palo Alto Networks AI-powered security platforms internally, adopting Cortex XSIAM for next-gen security operations and Prisma SASE 3.0 for zero-trust network security to safeguard more than 250,000 of its global workforce. IBM’s adoption of security platformization is a marquee example of how customers can benefit from the streamlined operations of security products across the Palo Alto Networks portfolio.

Palo Alto Networks intends to integrate watsonx LLMs into Cortex XSIAM to drive additional automation capabilities, as well as leverage IBM’s watsonx to accelerate its roadmap to improve customer support outcomes. watsonx will help Palo Alto Networks proactively address known technical issues, create tailored self-service solutions, and boost overall agent productivity within Palo Alto Networks customer support operations. In addition, Palo Alto Networks plans to deploy other IBM software products to benefit from the latest innovations in cloud and automation.

Bringing DevSecOps Capabilities to Market
Through this forward-looking collaboration, IBM will expand its relationship with Prisma® Cloud, the industry’s most comprehensive cloud native application protection platform (CNAPP). Prisma Cloud will expand its existing integrations with current and future IBM DevOps offerings, including cloud-native security built for Red Hat OpenShift and Ansible. IBM’s strength in DevOps, coupled with Palo Alto Networks cloud security expertise, will embolden “secure-by-design” DevSecOps capabilities for joint customers to help prevent insecure code from running in cloud workloads in production.

The transaction portion of this announcement is expected to close by the end of September 2024 and is subject to regulatory approvals and other customary closing conditions. Financial terms of the transaction have not been disclosed.

About Palo Alto Networks
Palo Alto Networks is the world’s cybersecurity leader. We innovate to outpace cyberthreats so organizations can embrace technology with confidence. We provide next-gen cybersecurity to thousands of customers globally across all sectors. Our best-in-class cybersecurity platforms and services are backed by industry-leading threat intelligence and strengthened by state-of-the-art automation. Whether deploying our products to enable the Zero Trust Enterprise, responding to a security incident, or partnering to deliver better security outcomes through a world-class partner ecosystem, we’re committed to helping ensure each day is safer than the one before. It’s what makes us the cybersecurity partner of choice.

At Palo Alto Networks, we're committed to bringing together the very best people in service of our mission, so we're also proud to be the cybersecurity workplace of choice, recognized among Newsweek's Most Loved Workplaces (2023, 2022, 2021), with a score of 100 on the Disability Equality Index (2023, 2022), and HRC Best Places for LGBTQ Equality (2022). For more information, visit www.paloaltonetworks.com.

Palo Alto Networks, Cortex, Cortex XSIAM, Prisma, Precision AI, and the Palo Alto Networks logo are trademarks of Palo Alto Networks, Inc. in the United States and in jurisdictions throughout the world. All other trademarks, trade names, or service marks used or mentioned herein belong to their respective owners.

About IBM
IBM is a leading provider of global hybrid cloud and AI, and consulting expertise. We help clients in more than 175 countries capitalize on insights from their data, streamline business processes, reduce costs and gain the competitive edge in their industries. Thousands of government and corporate entities in critical infrastructure areas such as financial services, telecommunications and healthcare rely on IBM’s hybrid cloud platform and Red Hat OpenShift to affect their digital transformations quickly, efficiently and securely. IBM’s breakthrough innovations in AI, quantum computing, industry-specific cloud solutions and consulting deliver open and flexible options to our clients. All of this is backed by IBM’s legendary commitment to trust, transparency, responsibility, inclusivity and service. Visit www.IBM.com for more information.

Forward Looking Statements
Certain statements contained in this communication may be characterized as forward-looking under the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially.

Statements in this communication regarding IBM and Palo Alto Networks that are forward-looking may include statements regarding: (i) the Transaction; (ii) the expected timing of the closing of the Transaction; (iii) considerations taken into account in approving and entering into the Transaction; (iv) the anticipated benefits to, or impact of, the Transaction on IBM's and Palo Alto Networks’ businesses; and (v) expectations for IBM and Palo Alto Networks following the closing of the Transaction. There can be no assurance that the Transaction will be consummated.

Risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, in addition to those identified above, include: (i) the possibility that the conditions to the closing of the Transaction are not satisfied, including required regulatory approvals to consummate the Transaction are not obtained, on a timely basis or at all; (ii) possible disruption related to the Transaction to IBM's and Palo Alto Networks’ current plans, operations and business relationships, including through the loss of customers and employees; (iii) the amount of the costs, fees, expenses and other charges incurred by IBM and Palo Alto Networks related to the Transaction; (iv) the risk that IBM's or Palo Alto Networks’ stock price may fluctuate during the pendency of the Transaction and may decline if the Transaction is not completed; (v) the diversion of IBM and Palo Alto Networks management's time and attention from ongoing business operations and opportunities; (vi) the response of competitors and other market participants to the Transaction; (vii) potential litigation relating to the Transaction; (viii) uncertainty as to timing of completion of the Transaction and the ability of each party to consummate the Transaction; and (ix) other risks and uncertainties detailed in the periodic reports that IBM and PAN filed with the SEC, including IBM's and Palo Alto Networks’ respective Annual Reports on Form 10-K. All forward-looking statements in this communication are based on information available to IBM and Palo Alto Networks as of the date of this communication, and, except as required by law, IBM and Palo Alto Networks do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Media Contacts:
Nicole Hockin
VP, Global Communications
nhockin@paloaltonetworks.com
(303) 587-8007

Tim Davidson
IBM Corporate Communications
tfdavids@us.ibm.com
(914) 844 -7847